EXHIBIT 10.23
                  BAYERISCHE VEREINSBANK AG
                     355 MADISON AVENUE
                         19TH FLOOR
                  NEW YORK, NY  10017-4679


                   IRREVOCABLE DIRECT PAY
                      LETTER OF CREDIT


We hereby establish our irrevocable direct pay letter of credit number SB 102482 (this "Letter of Credit").

Beneficiary:   Virginia Electric and Power Company
               ("Beneficiary")
               P.O. Box 26666
               Richmond, Virginia  23261
               Attention:  Manager Capacity Acquisition
OR
               701 East Cary Street
               Richmond, Virginia 23219
               Attention:  Manager Capacity Acquisition

For the account of: Panda-Rosemary, L.P.
                    4100 Spring Valley Road
                    Suite 1001
                    Dallas, Texas 75244

For an amount not exceeding a total of U.S.$4,950,000.00
(Four Million Nine Hundred Fifty Thousand and No/100s United
States Dollars) (the "Stated Amount").

Issue Date:    July 31, 1996

Date and Place of Expiry:     On the Termination Date (as
                              such term is defined below) at
                              Crestar Bank's counter,
                              Richmond, Virginia

Advising and Negotiating Bank:  Crestar Bank
                                919 East Main Street
                                Richmond, Virginia 23219

Credit Available with:Crestar Bank, Richmond, Virginia, by
                      negotiation against presentation of
                      the documents detailed herein and of
                      Beneficiary's draft(s) drawn on the
                      Issuing Bank.

Such drafts shall purportedly be signed by one (1) duly authorized officer of Beneficiary and shall be accompanied by a certificate in the form of Exhibit A (the "Certificate") purportedly signed by one (1) duly authorized officer of Beneficiary. Each draft presented under this Letter of Credit must bear the clause "drawn under the Bayerische Vereinsbank AG Irrevocable Direct Pay Letter of Credit Number SB 102482, dated July 31, 1996, for the account of Panda-Rosemary, L.P."

     The Certificate and the original of this Letter of Credit shall accompany any drawing hereunder and the draft shall not be for an amount greater than the amount specified in the accompanying Certificate or the Stated Amount. If any drawing under this Letter of Credit is made prior to the Termination Date (as such term is defined below), this Letter of Credit shall be returned to Beneficiary.

     We hereby agree that drafts drawn under and in compliance with the terms and conditions of this Letter of Credit shall be duly honored on due presentation at the office of the Advising and Negotiating Bank listed above. Drafts presented to the Advising and Negotiating Bank, with copies of such drafts transmitted to us by telecopier at the address given below, in each case, prior to 9:30 a.m. New York City time on a day that both we and the Advising and Negotiating Bank are open for business, will be paid the same day as presented. Drafts presented to the Advising and Negotiating Bank, with copies of such drafts transmitted to us at the address given below, after 9:30 a.m. New York City time on a day that both we and the Advising and Negotiating Bank are open for business, will be paid the next day that both we and the Advising and Negotiating Bank are open for business. All bank charges will be for the account of Panda-Rosemary, L.P.

     Partial drawings are permitted under this Letter of Credit and, upon payment by the Advising and Negotiating
Bank, the Stated Amount shall be reduced by the amount of such drawing and shall not be reinstated.

     This Letter of Credit is not assignable or transferable except that this Letter of Credit may be transferred to a successor by law to the Beneficiary or any permitted assignee or transferee of the Agreement (as such term is defined in paragraph 1 of Exhibit A hereto). Such a transfer may only be effected by us upon our receipt of an acceptable application for transfer accompanied by the original Letter of Credit and payment of any transfer commission in effect at the time of transfer. A copy of such application for transfer will be sent by the beneficiary to the Advising and Negotiating bank.

     This Letter of Credit shall automatically terminate on the earliest to occur of (i) the Termination Date (as such term is defined below), (ii) the date on which the drawing(s) made by Beneficiary under this Letter of Credit equal, in the aggregate, the Stated Amount, or (iii) thirty
(30) days after Beneficiary has received notice from us that a "Reimbursement Event of Default" has occurred under the Reimbursement Agreement, dated as of July 31, 1996, between Panda-Rosemary, L.P. and Bayerische Vereinsbank AG, New York Branch, which notice shall have instructed Beneficiary to draw the full amount remaining under this Letter of Credit.

     For purposes of this Letter of Credit, the term "Termination Date" shall mean July 30, 2003, unless you shall have received from us a written notice, delivered via registered mail at least three hundred sixty-five (365) days prior to such date, that this Letter of Credit will be renewed for any additional period set forth therein.

     This Letter of Credit sets forth in full our undertaking and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only the Certificate and draft referred to herein, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such Certificate and draft.

     Except so far as otherwise expressly stated, this Letter of Credit is subject to the Uniform Customs and Practice for Commercial Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500. This Letter of Credit shall be deemed to be issued under the laws of the State of New York and shall, as to matters not governed by said Uniform Customs and Practice, be governed by and construed in accordance with the laws of the State of New York.

     Communications with respect to this Letter of Credit shall be in writing, may be transmitted by tested telex (promptly confirmed in writing), or telecopier and shall be addressed to us at 335 Madison Avenue, 19th floor, New York, NY 10017), telecopier number: 212-210-0330 Attention: L/C Department, specifically referring thereon to this Letter of Credit by number.

     This Letter of Credit is an operative instrument and no mail confirmation will follow.


                         BAYERISCHE VEREINSBANK AG


                         By:     Claire E. Simonelli
                         Title:  Vice President


                         By:     Andrew G. Mathews
                         Title:  Vice President






                          EXHIBIT A


                  BAYERISCHE VEREINSBANK AG


           IRREVOCABLE DIRECT PAY LETTER OF CREDIT
                        NO. SB 102482


     CERTIFICATE OF VIRGINIA ELECTRIC AND POWER COMPANY


I am a duly authorized officer of Virginia Electric and Power Company. Demand is hereby made for payment in the amount of U.S.$______________(1) drawn under the Bayerische
Vereinsbank AG Irrevocable Direct Pay Letter of Credit
Number SB 102482 dated July 31, 1996, for the account of
Panda-Rosemary, L.P. (the "Letter of Credit"). In connection with such demand, I hereby certify as follows on behalf of Virginia Electric and Power Company:

          1. On January 24, 1989, Virginia Electric and Power Company and Panda Energy Corporation entered into that certain Power Purchase and Operating Agreement (the "Agreement") whereby Panda Energy Corporation agreed to deliver, and Virginia Electric and Power Company agreed to purchase, the net electrical output of a cogeneration facility located in Roanoke Rapids, North Carolina. Panda Energy Corporation, pursuant to
     Article 17.1 of the Agreement, assigned all of its right and interest in, to and under the Agreement to its subsidiary, Panda - Rosemary Corporation, by means of that certain Assignment and Assumption Agreement, dated May 15, 1989, between Panda Energy Corporation and PandaE- Rosemary Corporation. Panda - Rosemary Corporation, pursuant to Article 17.1 of the Agreement, assigned all of its right and interest in, to and under the Agreement to its subsidiary, Panda-Rosemary, L.P. by means of that certain Bill of Sale and Assumption Agreement, dated January 6, 1992, between Panda - Rosemary Corporation and Panda-Rosemary, L.P.

          2. Under the terms of the Agreement, Panda-Rosemary, L.P. is required to provide security to Virginia Electric and Power Company with respect to the continued availability of the facility and Panda-Rosemary, L.P.'s performance under the Agreement.

          3. Virginia Electric and Power Company is making a drawing under the Letter of Credit because:

          A. Panda-Rosemary, L.P. has failed to perform in accordance with the Agreement Section _____.

          B.   Virginia Electric and Power Company has
               received notice from Bayerische Vereinsbank
               AG that a "Reimbursement Event of Default" has occurred under the Reimbursement Agreement, dated as of July 31, 1996, between Panda-Rosemary, L.P. and Bayerische Vereinsbank AG, which notice instructed Virginia Electric and Power Company to draw the full amount remaining under the Letter of Credit; or

          C. The term of such Letter of Credit will expire within five (5) business days of the date of this Certificate and Panda-Rosemary, L.P. has failed to deliver a replacement or renewal Letter or Credit or other security reasonably acceptable to Virginia Electric and Power Company, and security is still required under the terms of Article 13 of the Agreement.

          4. The amount of this demand for payment is in accordance with the terms and conditions of the Agreement.

     This Certificate is presented under the Letter of Credit. The draft accompanying this Certificate is drawn in the amount specified above.

     IN WITNESS WHEREOF, Virginia Electric and Power Company has executed and delivered this Certificate as of the _______ day of ____________, ____.


                         VIRGINIA ELECTRIC AND POWER COMPANY

                         By:
                         Title:

_______________________________
(1) An amount not to exceed (i) $4,950,000 less (ii) the aggregate amount of all prior draws under this Letter of Credit.